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                                                              EXHIBIT 10.9


                            INDEMNIFICATION AGREEMENT

            AGREEMENT dated as of this day of _________, 1997, between 800-JR CIGAR, INC., a Delaware corporation (the "Company") and __________________ (the "Indemnitee").

            WHEREAS, the Company may experience difficulty in obtaining directors' and officers' liability insurance or significantly higher premiums for such insurance than has historically been charged the Company or reductions in the coverage of such insurance;

            WHEREAS, there can be no assurance that such insurance will continue to be available to the Company and Indemnitee, and the Company believes that it is possible that the cost of such insurance, if obtainable, may not be acceptable to the Company;

            WHEREAS, Indemnitee may become unwilling to continue to serve the Company in Indemnitee's position as an officer or director, or both, without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided;

            WHEREAS, the Company has agreed to provide Indemnitee with the benefits contemplated by this Agreement which benefits are intended to supplement or replace, if necessary, the Company's existing directors' and officers' liability insurance; and

            WHEREAS, as a result of the provision of such benefits Indemnitee has agreed to continue to serve as a director or executive officer, or both, of the Company.

            NOW, THEREFORE, in consideration of the promises and conditions set forth herein, including the Indemnitee's continued service to the Company, the Company and Indemnitee hereby agree as follows:

            1. Definitions. The following terms, as used herein, shall have the following respective meanings:

            "Covered Amount" means the aggregate amount of all Losses and Expenses which, in type or amount, are not insured under the directors' and officers' liability insurance maintained by the Company from time to time.

            "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Indemnitee or any of the foregoing alleged by any claimant or any claim against Indemnitee solely by reason of him being a director or officer, or both, of the Company.
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            "D&O Insurance" means the directors' and officers' liability insurance issued by the insurer(s), and having the policy number(s), amount(s) and deductible(s) set forth on Exhibit A hereto and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the policy or policies identified on Exhibit A.

            "Determination" means a determination, based on the facts known at the time, made by:

            (i) a majority vote of a quorum of disinterested directors of the Company;

            (ii) independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors of the Company;

            (iii) a majority of the disinterested stockholders of the Company;
                  or

            (iv)  a final adjudication by a court of competent jurisdiction.

            "Determined" shall have a correlative meaning.

            "Excluded Claim" means any Loss or Expense:

            (i) based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled;

            (ii) for the return by Indemnitee of any remuneration paid to Indemnitee without the previous approval of the stockholders of the Company which is illegal;

            (iii) for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or any similar provision of any state law;

            (iv) resulting from Indemnitee's knowingly fraudulent, dishonest or willful misconduct;

            (v) the payment of which by the Company under this Agreement is not permitted by applicable law; or

            (vi)  which is not within the Covered Amount.


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            "Expenses" means any reasonable expenses incurred by Indemnitee as a result of a claim or claims made against him for any Covered Act including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings or appeals, but shall not include Fines.

            "Fines" means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

            "Loss" means any amount which Indemnitee is legally obligated to pay as a result of a claim or claims made against him for any Covered Act including, without limitation, damages and judgments and sums paid in settlement of a claim or claims, but shall not include Fines.

            2. Maintenance of D&O Insurance.

                  (a) The Company hereby represents and warrants that Exhibit A contains a complete and accurate description of the policies of directors' and officers' liability insurance maintained by the Company and that all such policies are in full force and effect.

                  (b) The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director or officer, or both, of the Company and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer, or both, of the Company, the Company, subject to Section 2(c), shall maintain in full force and effect D&O Insurance.

                  (c) The Company shall have no obligation to maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium cost for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

            3. Indemnification. The Company shall indemnify Indemnitee and hold him harmless from the Covered Amount of any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

            4. Excluded Coverage.

                  (a) The Company shall have no obligation to indemnify Indemnitee and hold him harmless from any Loss or Expense which has been Determined to constitute an Excluded Claim.


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                  (b) The Company shall have no obligation to indemnify
Indemnitee and hold him harmless from any Loss or Expense to the extent that Indemnitee is indemnified by the Company pursuant to the Company's By-laws or otherwise indemnified.

            5. Indemnification Procedures.

                  (a) Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  (b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement or the threat of commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

                  (c) To the extent the Company does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable D&O Insurance, or if a Determination is made that any Expenses arising out of such action, suit or proceeding will not be payable under the D&O Insurance then in effect, the Company shall be obligated to pay the Expenses of such action, suit or proceeding in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided, that Indemnitee shall have the right to employ its counsel in any such action, suit or proceeding but the fees and expenses of such counsel incurred after delivery of such notice shall be at the Indemnitee's expense; and provided, further that if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the fees and expenses of such counsel employed by Indemnitee shall be at the expense of the Company.

            (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within sixty (60) days of Indemnitee's written request therefor unless a Determination is made that the claims giving rise to Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement; provided, that all payments on account of the Company's obligations under Section 5(c) of this Agreement prior to the final


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disposition of any action, suit or proceeding shall be made within 20 days of
Indemnitee's written request therefor and such obligation shall not be subject to any such determination but shall be subject to Section 5(e) of this Agreement.

            (e) Indemnitee agrees that he or she will reimburse the Company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against Indemnitee in the event and only to the extent that a Determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Indemnitee is not entitled to be indemnified by the Company for such Expenses because the claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement.

            6. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any matter which would impose any Fine or any obligation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

            7. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any by-law, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as an Indemnitee.

            8. Enforcement.

                  (a) Indemnitee's right to indemnification shall be enforceable by Indemnitee only in the courts of the State of New Jersey or in the United States District Court for New Jersey and shall be enforceable notwithstanding any adverse Determination. In any such action, if a prior adverse Determination has been made, the burden of proving that indemnification is required under this Agreement shall be on Indemnitee. The Company shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse Determination shall have been made.

                  (b) In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by Indemnitee with respect to such action, unless the court determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.


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            9. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with the terms thereof.

            10. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

            11. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocable consent to the jurisdiction of the courts of the State of New Jersey and the United States District Court for New Jersey for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the courts of the State of New Jersey or in the United States District Court for New Jersey.

            12. Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

            13. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

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            IN WITNESS WHEREOF, the Company and Indemnitee have executed this
Agreement as of the day and year first above written.


                                 800-JR CIGAR, INC.


                                 By:
                                    ---------------------------
                                    Title:


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